Exhibit 21.1
Subsidiaries of Robbins & Myers, Inc.
Robbins & Myers, Inc. has the following subsidiaries all of which (i) do business under the name under which they are organized and (ii) are included in our consolidated financial statements. The names of such subsidiaries are set forth below.

	Jurisdiction
	in which	Percentage of
	Incorporated	Ownership

Chemineer, Inc.	Delaware	100
Dalian Moyno Pump Co., Ltd.	China	60
Edlon, Inc.	Delaware	100
FrymaKoruma GmbH	Germany	100
FrymaKoruma AG	Switzerland	100
GMM Mavag AG	Switzerland	51
GMM Pfaudler Limited	India	51
Mavag AG	Switzerland	51
Moyno de Mexico, S.A. de C.V.	Mexico	51
Moyno, Inc.	Delaware	100
Pfaudler Equipamentos Industriais Ltda.	Brazil	100
Pfaudler, Inc.	Delaware	100
Pfaudler-Werke GmbH	Germany	100
R&M Energy Systems de Venezuela, C.A.	Venezuela	100
Robannic Overseas Finance A.V.V.	Netherlands Antilles	100
Robbins & Myers Belgium S.A.	Belgium	100
Robbins & Myers Canada, Ltd.	Canada	100
Robbins & Myers de Mexico, S.A. de C.V.	Mexico	100
Robbins & Myers (Suzhou) Process Equipment Co., Ltd.	China	100
Robbins & Myers Energy Systems Australia Pty. Ltd	Australia	100
Robbins & Myers Energy Systems de Argentina S.A.	Argentina	100
Robbins & Myers Energy Systems Indonesia Ltd	Indonesia	100
Robbins & Myers Energy Systems L.P.	Texas	100
Robbins & Myers Energy Systems, Inc.	Delaware	100
Robbins & Myers Finance Europe B.V.	Netherlands	100
Robbins & Myers Holdings, Inc.	Delaware	100
Robbins & Myers de Mexico SA	Mexico	100
Robbins & Myers Italia S.r.l.	Italy	100

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	Jurisdiction
	in which	Percentage of
	Incorporated	Ownership

Robbins & Myers U.K. Limited	England	100
Rodic S.A. de C.V.	Mexico	100
Romaco do Brazil	Brazil	100
Romaco Holdings U.K. Limited	United Kingdom	100
Romaco Immobilienverwaltungs GmbH	Germany	100
Romaco Inc.	Delaware	100
Romaco International B.V.	Netherlands	100
Romaco Machinery S.A.	Spain	100
Robbins & Myers N.V.	Netherland Antilles	100
Romaco Pharmatechnik GmbH	Germany	100
Romaco S.r.l.	Italy	100
Romaco UK Limited	United Kingdom	100
Suzhou Pfaudler Glass-Lined Equipment Co., Limited	China	76
Tarby, Inc.	Delaware	100
Tycon Technoglass S.r.l.	Italy	100

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